UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2005

NMXS.COM, INC.

dba New Mexico Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

333-112781

91-1287406

(State or jurisdiction

   (Commission

(I.R.S. Employer

of incorporation or

  File

Identification Number)

   organization)

Number)

5021 Indian School Road, Suite 100

Albuquerque, New Mexico 87110

(Address of principal executive offices)

505-255-1999

(Registrant's telephone number, including area code)

(Former Name or Former Address, If Changed Since Last Report)

Item 8.01  Other Events

The Company has been involved in litigation with Kurt Paul Grossman and Ann Grossman since November 23, 2003.  (Grossman v. NMxS.com, Inc., Orange County, California, Superior Court Case # 03CC14074).  The Grossmans had sued the Company for Breach of Contract on a Promissory Note.

At the trial court level, we filed a motion to Quash Service of Summons For Lack of Personal Jurisdiction and to Vacate Default.  We argued that California did not have jurisdiction over the Company, that the method of service was improper, and that any Entry of Default should be set aside.  The trial court decided in our favor, and ruled that NMxS.com, Inc. did not have sufficient contacts with California to warrant the exercise of personal jurisdiction, the service of summons and complaint was properly quashed, and the entry of default was appropriately vacated.

Mr. Grossman appealed on the issue of the quashing of service on jurisdictional grounds.  After the case was fully briefed to the Appellate Court, the Appellate Court affirmed the decision of the trial court, in favor of NMxS.com, Inc., finding that there was no jurisdiction in California for this matter.  The Appellate Court also stated that the Company "shall recover its costs on appeal."  Because of the Appellate Court's ruling, the Grossman action is no longer pending against NMxS.com, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                  NMXS.COM, Inc.

Date: 6/17/05

By: /s/ Richard Govatski

Richard Govatski

Chairman of the Board of

Directors, Chief Executive

Officer and President